Exhibit 10.1

BESPOKE EXTRACTS, INC.

DECEMBER 2024 Securities PURCHASE AGREEMENT

BESPOKE EXTRACTS, INC.
DECEMBER 2024 Securities PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of the 18th day of December 2024 by and between BESPOKE EXTRACTS, INC., a Nevada corporation (the “Company”) and the Purchasers identified on the signature pages hereto (each a “Purchaser” and together the “Purchasers”).

RECITALS

The Company desires to issue and sell, and each Purchaser desires to purchase, a promissory note in the form attached to this Agreement as Exhibit A (the “December 2024 Note” or the “Notes”), and a warrant to purchase shares of the Company’s $0.001 par value common stock (the “Common Stock”) at $[0.xx] per share, in the form attached to this Agreement as Exhibit B (the “December 2024 Warrant” and together with this Agreement, the Notes and the Warrants, the “Transaction Documents”). The Notes, the December 2024 Warrants and the shares of Common Stock issuable upon conversion or exercise thereof (and the securities issuable upon conversion of such equity securities) are collectively referred to herein as the “Securities.” The Company is issuing up to $500,000 principal amount of Notes and the accompanying Warrants (the “Offering”).

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. Purchase and Sale of Notes and Warrants.

(a) Sale and Issuance of Notes and Warrants. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser (i) a Note in the principal amount set forth opposite such Purchaser’s name on the signature page hereto, (ii) subject to the provisions of Section 2 below, a December 2024 Warrant to purchase the number of shares of Common Stock equal to (A) the original principal amount of the Note (expressed as a number, rather than a dollar value), each as set forth opposite such Purchaser’s name on Exhibit A, multiplied by (B) 300.0%. Each Warrant shall be exercisable for a period of two (2) years after the Closing. The aggregate purchase price of each Note and Warrant shall be the amount set forth opposite such Purchaser’s name on Exhibit A. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes and Warrants to each of the Purchasers are separate sales.

2. Closing; Delivery.

(a) The purchase and sale of the Notes and Warrants shall take place remotely via the exchange of documents and signatures, or at such other place as the Company and the Purchasers mutually agree upon, orally or in writing, as soon as practicable following such time that the Purchasers have agreed to purchase at such closing an aggregate amount of Units equal to at least $150,000 (which time and place are designated as the “Initial Closing”). The Initial Closing shall occur by December 19, 2024 unless extended for a period of up to 60 days at the Company’s discretion. Officers and directors of the Company and their affiliates may purchase securities in the Offering. In the event there is more than one closing, the term “Closing” shall apply to each such closing, unless otherwise specified herein.

(i) At each Closing, the Company shall deliver to each Purchaser the Note Stock and Warrants to be purchased by such Purchaser against (A) payment of the purchase price therefor by check payable to the Company, by wire transfer to a bank designated by the Company, cancellation of indebtedness, or any combination thereof and (B) delivery of counterpart signature pages to this Agreement. In the event that payment by a Purchaser is made, in whole or in part, by cancellation of indebtedness, then such Purchaser shall surrender to the Company for cancellation at such Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.

(ii) Until such time as the aggregate proceeds from the Offering equal a total of five hundred thousand dollars ($500,000.00), the Company may sell additional Units to such persons or entities as determined by the Company, or to any Purchaser who desires to acquire additional Units, until the termination date of the Offering of June 30, 2025 subject to the right of the Company to extend or terminate the Offering in its discretion. All such sales shall be made on the terms and conditions set forth in this Agreement. The Company, in its sole discretion, shall determine the time and place of each Closing subsequent to the Initial Closing. For purposes of this Agreement, and all other agreements contemplated hereby, any additional purchaser so acquiring Units shall be deemed to be a “Purchaser” for purposes of this Agreement, and any shares of notes and warrants so acquired by such additional purchaser shall be deemed to be “Notes,” “Warrants” and “Securities,” as applicable.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, as of the date hereof:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as described in the Company’s public filings with the Securities and Exchange Commission (the “Commission”). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

(b) Capitalization. The authorized and issued and outstanding capital of the Company consists, or will consist immediately prior to the Initial Closing, of

(i) Stock Authorized and Outstanding 3,000,000,000 shares of Common Stock, par value $0.001 authorized, of which 11,123,552 shares are issued and outstanding, and 50,000,000 shares of preferred stock, par value $0.001 authorized, of which 1,000 shares are designated Series A Preferred Stock, none of which are issued and outstanding, and 1 share of Series C Preferred Stock is designated, issued and outstanding, and which provides the holder thereof with 51% of the voting power of the Company’s stockholders.

(ii) Other Rights. Except as disclosed in filings by the Company with the Securities and Exchange Commission since September 1, 2020 (the “SEC Reports”), and except for options issued to officers, employees and consultants of the Company, there are no options or warrants for the purchase from the Company of shares of Common Stock.  The Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

(c) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Common Stock and Warrants being sold hereunder and the Common Stock issuable upon exercise of the Warrants has been taken or will be taken prior to the Initial Closing. This Agreement and the Warrants, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) Valid Issuance of Warrant Shares. The Common Stock issuable upon exercise of the Warrants purchased hereunder has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrant, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws or liens or encumbrances created by or imposed by a Purchaser.

(e) Effect of Agreement. The execution, delivery and performance by the Company of this Agreement and the Warrants, will not violate the charter documents, bylaws or formation documents of the Company or any law to which the Company is subject, or any judgment, award or decree or any material indenture, material agreement or other material instrument to which the Company is a party, or by which the Company or its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien of any nature whatsoever upon any of the properties or assets of the Company, except to the extent the effect thereof will not be materially adverse to the Company’s ability to fulfill its obligations under this Agreement and the Warrants.

(f) Legal Proceedings. There is no order or action pending, or, to the knowledge of the Company, threatened against or affecting the Company in connection with the Company’s performance hereunder. There is no matter as to which the Company, or, to the knowledge of the Company, any affiliate of the Company has received any notice, claim or assertion which otherwise has been threatened against or affecting the Company in connection with its performance hereunder.

4. Covenants of the Company and the Purchasers.

(a) The Company agrees to use its commercially reasonable efforts to file with the Commission as soon as reasonably practicable following the final closing under this Agreement a registration statement on Form S-1 or such other form under the Securities Act then available to the Company (the “Registration Statement”) providing for the resale of the shares of Common Stock purchased hereunder, including any shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Registrable Securities”). The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable after the initial filing thereof. Any Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available by the Purchasers of any and all Registrable Securities. The Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement until such time as the Common Stock sold hereunder may be sold under Rule 144 under the Securities Act; provided, however, that failure to do so shall not constitute a breach under this Section 4.

(b) The Company shall pay all registration expenses in connection with the registration of the Registrable Securities pursuant to this Agreement. Each Purchaser participating in a registration pursuant to this Section 4 shall bear such Purchaser’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes and transfer fees in connection with a registration of Registrable Securities pursuant to this Agreement.

(c) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4 with respect to Registrable Securities of any selling Purchaser that such selling Purchaser shall furnish to the Company such information as reasonably requested by the Company to effect the registration of such Purchaser’s Registrable Securities, including information regarding such selling Purchaser, the Registrable Securities held by it, and the intended method of disposition, as well as in connection with any sale of Registrable Securities by the Purchasers.

(d) The Company shall use the proceeds from the offering for general corporate purposes, including working capital.

5. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:

(a) Authorization. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

(c) Knowledge. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser understands that an investment in the Company involves a high degree of risk, including the possible loss of the Purchaser’s entire investment and the risks set forth in the SEC Reports. The Purchaser has had the opportunity to review the SEC Reports. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. The Purchaser has been afforded (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities and (b) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(d) Restricted Securities. Purchaser understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company’s obligation to register or qualify the Securities for resale is limited to the registration rights provided to Purchasers pursuant to this Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(e) No Public Market. The Purchaser understands that there is no public market now for Warrants and only a limited market exists for the Company’s Common Stock and the Company has made no assurances that a significant public market will ever exist for the Warrants.

(f) Legends. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following or substantially similar legends:

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(g) Accredited Investor. The Purchaser (i) has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the prospective investment in the Securities, and either (ii) is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has accurately completed the accredited investor certification attached as Schedule A, or (iii) if Purchaser is not an accredited investor, Purchaser has accurately completed the non-accredited investor acknowledgement form attached as Schedule B.

(h) Purchaser has been provided access to each of the Company’s annual report on Form 10-K for the year ended December 31, 2023 and any other reports filed by the Company with the Commission since such filing of the Form 10-K.

6. Conditions of the Purchasers’ Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) Representations, Warranties and Covenants. The representations and warranties of the Company contained in Section 3 (including those incorporated by reference) shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing and the Company shall have complied with all covenants in this Agreement as of or prior to the Closing.

(b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

7. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived (it being acknowledged that the Company may accept or reject any subscription for Securities in its sole discretion):

(a) Representations, Warranties and Covenants. The representations and warranties of each Purchaser contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing and the Purchaser shall have complied with all covenants in this Agreement as of or prior to the Closing.

(b) Payment of Purchase Price. The Purchaser shall have delivered the purchase price specified in Section 1 for the number of shares of Common Stock and Warrants to purchase shares of Common Stock set forth for such Purchaser on the signature pages hereto.

(c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

8. Miscellaneous and Other Covenants.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York without giving effect to principles of conflicts of law. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Warrants shall be commenced exclusively in the state and federal courts sitting in the City of New York. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(c) Counterparts. This Agreement may be executed in two or more counter-parts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed electronic mail or facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

(f) Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(g) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of the Common Stock to be purchased hereunder. Any amendment or waiver effected in accordance with this Section 7(g) shall be binding upon each Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i) Entire Agreement. This Agreement, the Notes, the Warrants, and the Exhibits and Schedules hereto and the other documents referred to herein and therein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(j) Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any other Purchaser, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

(k) Expenses. Each of the Parties shall be responsible for their respective expenses and costs incurred in connection with the negotiation, documentation and execution of this Agreement and the other agreements, and documents contemplated herein and therein.

The parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

BESPOKE EXTRACTS, INC.:

By:

Address:	12001 E. 33rd St. Unit O
Aurora, CO 80010